                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             LSB Bancshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                                     N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS OF

                              LSB BANCSHARES, INC.
                                 ONE LSB PLAZA
                        LEXINGTON, NORTH CAROLINA 27292

To the Shareholders of LSB Bancshares, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of LSB Bancshares, Inc. ("Bancshares"), called under authority of Article 2, Section 2, of the Bylaws of Bancshares, will be held at the J. Smith Young YMCA, located at 119 West Third Avenue, Lexington, North Carolina 27292, on Wednesday, April 17, 1996 at 1:00 P.M. Shareholders of record at the close of business on March 1, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

The purposes of the meeting are to consider and act upon the following proposals:

  - To elect five members of the Board of Directors;

  - To ratify the appointment of Turlington and Company, Certified Public Accountants, to conduct the independent audit for 1996;

  - To approve the LSB Bancshares, Inc. 1996 Omnibus Stock Incentive Plan;

  - To consider and act upon, if properly brought before the Annual Meeting, a shareholder proposal by W. Robert Koontz relating to minimum share ownership requirements for directors of Bancshares; and

  - To consider such other business as may properly come before the meeting.

We urge you to attend this meeting. It is extremely important that your shares be represented regardless of the number you own. Please sign and return your proxy to Bancshares in the enclosed envelope at your earliest convenience. Unless you indicate to the contrary, your proxy will be cast for you in favor of the nominees for director named in the accompanying Proxy Statement, for the ratification of the appointment of Turlington and Company to conduct the independent audit for 1996, for the approval of the LSB Bancshares, Inc. 1996 Omnibus Stock Incentive Plan and against the shareholder proposal relating to minimum share ownership requirements for directors of Bancshares, each as described in more detail in the accompanying Proxy Statement.

This 13th day of March, 1996.

                                   Yours very truly,

                                   LSB BANCSHARES, INC.

                                   Monty J. Oliver
                                   Secretary

                              LSB BANCSHARES, INC.
                                 ONE LSB PLAZA
                        LEXINGTON, NORTH CAROLINA 27292

                                PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of LSB Bancshares, Inc. ("Bancshares") for use at the Annual Meeting of Shareholders to be held on Wednesday, April 17, 1996 at 1:00 P.M. at the J. Smith Young YMCA, located at 119 West Third Avenue, Lexington, North Carolina 27292, and at any adjournment thereof. The entire cost of such solicitation will be borne by Bancshares. In addition, personal solicitation may be conducted by directors, officers and employees of Bancshares and its subsidiary, Lexington State Bank (the "Bank"). This Proxy Statement and the accompanying proxy card were first mailed to shareholders on or about March 13, 1996.

The shares of Bancshares common stock (the "Common Stock") represented by the accompanying proxy card will be voted if the proxy card is properly signed, dated and received by Bancshares prior to the time of the meeting. Where a choice is specified on the proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. If no choice is specified, the proxy will be voted in favor of the nominees for director named herein, for the ratification of the appointment of Turlington and Company to conduct the independent audit for 1996, for the approval of the LSB Bancshares, Inc. 1996 Omnibus Stock Incentive Plan (the "1996 Stock Incentive Plan") and against the shareholder proposal relating to minimum share ownership requirements for directors of Bancshares. Any shareholder giving a proxy has the right to revoke it. If a shareholder is a participant in the Shareholder Dividend Reinvestment and Stock Purchase Plan, the proxy represents the number of shares of Common Stock in the dividend reinvestment account as well as shares held of record directly by the shareholder.

                               VOTING PROCEDURES

Shareholders of record at the close of business on March 1, 1996 will be entitled to vote at the Annual Meeting of Shareholders. At the close of business on March 1, 1996, there were 5,382,760 shares of Common Stock outstanding and entitled to vote. There is no other class of authorized stock. On all matters considered at the meeting, shareholders are entitled to one vote for each share held.

The laws of North Carolina, under which Bancshares is incorporated, provide that, in connection with the election of directors, the persons receiving a plurality of the votes cast will be elected as directors. The proposal to ratify the appointment of Turlington and Company to conduct the independent audit of Bancshares for 1996 will be approved if the number of votes cast "for" such proposal exceeds the number of votes cast "against" such proposal. Approval of the 1996 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies at the Annual Meeting. Shares held of record by a broker or its nominee ("Broker

Shares") and abstentions that are voted on any matter will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the Annual Meeting. Abstentions and Broker Shares that are not voted on a particular proposal will not be counted as votes for or against such proposals, and, with respect to the approval of the 1996 Stock Incentive Plan, will have the same effect as a negative vote. For information with respect to the votes needed to adopt the shareholder proposal relating to minimum share ownership requirements by directors, see "Shareholder Proposal Relating to Minimum Share Ownership By Directors."

                             ELECTION OF DIRECTORS

Bancshares' Bylaws provide for a classified Board of Directors, consisting of not less than nine and not more than 24 directors, the number to be determined by resolution of a majority of the Board of Directors or by resolution of the shareholders at any meeting thereof. The Board of Directors, by resolution, has set the number of directors at 12. The persons nominated by the Board of Directors to serve as directors for a three-year term expiring at the 1999 Annual Meeting, as set forth below, were elected as directors at the 1993 Annual Meeting, except for Leonard H. Beck, who was appointed as a director by the Board on December 12, 1995 to replace Robert L. Grubb, Jr., who died on October 16, 1995. The Board has also nominated Peggy B. Barnhardt to serve as a director for a two-year term expiring at the 1998 Annual Meeting. Mrs. Barnhardt was appointed by the Board on July 11, 1995 to replace John H. Frank, who resigned as a director effective July 11, 1995. It is the intention of the persons named on the accompanying proxy card to vote in favor of the nominees named below. It is not anticipated that any of the nominees named below will be unable or unwilling to serve, but, if that should occur, it is the intention of the persons named on the accompanying proxy card to vote for such other person or persons for the office of director as may be nominated by the Board of Directors. Proxies cannot be voted for a greater number of nominees than the number named in this Proxy Statement.

Years of service on the Board of Directors as indicated in the table that follows include service on the Board of Directors of the Bank prior to the incorporation of Bancshares.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Name and Age
----------------------
 Nominees for 3-Year
Terms Expiring at the   Director            Principal Occupation
 1999 Annual Meeting     Since              for Past Five Years
----------------------  --------   --------------------------------------
Leonard H. Beck (60)      1995     President, Green Printing Company;
                                   Director of The National Association
                                   of Printers and Lithographers
Samuel R. Harris (54)     1990     Physician; Director and Treasurer,
                                   Lexington Clinic for Women, P.A.
David A. Smith (57)       1990     Owner, Red Acres Dairy Farm
Burr W. Sullivan (49)     1987     President, Dorsett Printing and
                                   Lithographic Corporation
----------------------
Nominee for a 2-Year
Term Expiring at the
1998 Annual Meeting
----------------------
Peggy B. Barnhardt (62)   1995     Retired Deputy Superintendent,
                                   Davidson County Board of Education;
                                   Director of the North Carolina
                                   Association of School Administrators,
                                   Davidson Medical Ministries and the
                                   Kiwanis Club of Lexington

       Name and Age
--------------------------
  Directors with 3-Year
  Terms Expiring at the     Director          Principal Occupation
   1998 Annual Meeting       Since            for Past Five Years
--------------------------  --------   ----------------------------------
Michael S. Albert (41)        1995     President, CEO and Director of
                                       Billings Freight Systems, Inc.;
                                       Treasurer of Cargo Carriers, Inc.;
                                       Assistant Finance Manager of Metro
                                       Motor Express, Inc.
Walter A. Hill, Sr. (56)      1983     President, Hill Oil Company, Inc.;
                                       Vice President and Secretary,
                                       NorthCo, Inc. (construction
                                       development)
Robert B. Smith, Jr. (57)     1969     Attorney
--------------------------
Directors with 3-Year
Terms Expiring at the
1997 Annual Meeting
--------------------------
Margaret Lee W. Crowell (67)  1991     Retired since 1986; formerly
                                       Finance Officer of Lexington City
                                       Schools
Robert F. Lowe (53)           1983     Chairman, President and CEO of
                                       Bancshares, the Bank and Peoples
                                       Finance Company of Lexington,
                                       Inc., a subsidiary of the Bank;
                                       President and a director of LSB
                                       Financial Services, Inc., a
                                       subsidiary of the Bank
Roberts E. Timberlake (59)    1979     Artist/Designer; President, The
                                       Heritage Company, Inc. (art
                                       gallery and distributorship);
                                       President, The Land Company (real
                                       estate); Secretary/Treasurer, The
                                       Bob Timberlake Collection
                                       (furniture and accessories)
Julius S. Young, Jr. (48)     1988     President, Jay Young Management,
                                       Inc.

                     MANAGEMENT'S OWNERSHIP OF COMMON STOCK

The following table sets forth information about the beneficial ownership of Common Stock held by each director, nominee for director and executive officer named under the heading "Executive Compensation" herein, and by all directors and executive officers as a group as of February 1, 1996, without giving effect to the 25% stock split in the form of a stock dividend paid on February 15, 1996:

                                Amount and Nature of Beneficial Ownership of Common Stock
                            ------------------------------------------------------------------
        Name of               Sole Voting And       Shared Voting And                    %
    Beneficial Owner        Investment Power(1)     Investment Power       Total      of Total
----------------------------------------------------------------------------------------------
Michael S. Albert                   1,437                  1,722            3,159       *
Peggy B. Barnhardt                    505                                     505       *
Leonard H. Beck                     1,313                                   1,313       *
Margaret Lee W. Crowell             4,139                  7,849           11,988       *
Samuel R. Harris                    1,801                                   1,801       *
Walter A. Hill, Sr.                 6,585                  5,007           11,592       *
Robert F. Lowe                     35,826                 25,519           61,345        1.4
David A. Smith                      1,029                  6,724            7,753       *
Robert B. Smith, Jr.               13,870                    325(2)        14,195       *
Burr W. Sullivan                    1,583                  1,671            3,254       *
Roberts E. Timberlake               4,848                 32,493(3)        37,341       *
Julius S. Young, Jr.               50,880                                  50,880        1.2
Monty J. Oliver                    15,996                     47           16,043       *
Ronald J. Meadley                   9,427                  6,936           16,363       *
H. Franklin Sherron, Jr.           19,759                  8,007           27,766       *
All directors and
  executive officers as
  a group (15 persons)            168,998                 96,300          265,298        6.1

---------------

(*) Asterisk indicates less than one percent.

(1) Includes an aggregate 31,702 shares that may be acquired by Bancshares' executive officers within 60 days under Bancshares' 1986 Employee Incentive Stock Option Plan and an aggregate 6,800 shares that may be acquired by Bancshares' non-management directors within 60 days under Bancshares' 1994 Director Stock Option Plan.

(2) Represents 325 shares held by the Bank as agent for Mr. Smith, over which Mr. Smith shares investment power but has no voting power.

(3) Amount includes: (a) 2,299 shares held by the Bank as trustee of certain trusts for the benefit of Mr. Timberlake's wife, over which Mr. Timberlake shares investment authority but has no voting power; and (b) 2,017 shares held in trusts for Mr. Timberlake's benefit, over which Mr. Timberlake shares investment authority with the Bank as trustee, and over which the Bank has exclusive voting power.

Management is aware of no person who beneficially owns more than five percent of the outstanding shares of Common Stock.

                              CORPORATE GOVERNANCE

The Board of Directors of Bancshares has standing Executive, Stock Option and Compensation, and Audit Committees. There are no other committees of the Board of Directors of Bancshares. The Board of Directors of Bancshares performs the functions of a nominating or similar committee. The Executive Committee of Bancshares reviews various matters and submits proposals or recommendations to Bancshares' Board of Directors. The Executive Committee is empowered to and does act for Bancshares' Board of Directors on certain matters.

Members of the Executive Committee are Messrs. Lowe, David A. Smith, Robert B. Smith, Jr., Sullivan and Young (and, until his death on October 16, 1995, Mr. Grubb). Bancshares' Executive Committee met once during 1995.

The Stock Option and Compensation Committee administers the 1986 Employee Incentive Stock Option Plan, selects key employees for participation in the plan and determines the timing, pricing and amount of stock options granted pursuant to the plan within the terms of the plan. The Stock Option and Compensation Committee is also responsible for administering the 1994 Director Stock Option Plan and, if approved, will administer the 1996 Stock Incentive Plan. The Stock Option and Compensation Committee, which met seven times during 1995, is comprised of Messrs. Robert B. Smith, Jr., Sullivan, Timberlake and Young and Mrs. Crowell (and, until his death on October 16, 1995, Mr. Grubb).

Members of Bancshares' Audit Committee are Messrs. Sullivan, Albert, Hill, Robert B. Smith, Jr. and Young. Bancshares' Audit Committee reviews and approves various audit functions and is responsible for reviewing and approving the Bank's internal audits and the separate examinations of the Bank by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. Bancshares' Audit Committee met twice during 1995.

The Board of Directors of the Bank has a standing Executive Committee. The Executive Committee of the Bank reviews various matters and submits proposals or recommendations to the Bank's Board of Directors. The Executive Committee is empowered to and does act for the Bank's Board of Directors on certain matters. The Bank's Executive Committee is comprised of Messrs. Lowe, David A. Smith, Robert B. Smith, Jr., Sullivan and Young (and, until his death on October 16, 1995, Mr. Grubb). During 1995, there were eleven meetings of the Bank's Executive Committee.

During 1995, the Board of Directors of Bancshares met 13 times and the Board of Directors of the Bank met 12 times. All directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors of Bancshares and the Bank (held during the period for which each person was a director) and the total number of meetings held by all committees of the Boards on which such directors served during 1995, with the exception of Mr. Grubb who, due to health reasons prior to his death, was able to attend only two meetings of both the Board of Directors of Bancshares and the Bank.

Shareholders entitled to vote for the election of directors may nominate candidates for consideration by the Board of Directors of Bancshares. Pursuant to the Bylaws of

Bancshares, notice of nominations made by shareholders with respect to the 1997 annual meeting must be received in writing by the Secretary of Bancshares no earlier than December 28, 1996 and no later than January 22, 1997, and must set forth (i) the name, age, business address and, if known, residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the nominee's qualifications to serve as a director, (iv) the number of shares of Common Stock beneficially owned by the nominee, (v) a representation that the nominee has consented to his name being placed in nomination, (vi) the name and record address of the shareholder making the nomination, (vii) the number of shares of Common Stock owned of record and beneficially by such shareholder, and
(viii) any material interest of such shareholder in the proposed nomination.

                             EXECUTIVE COMPENSATION

The following table sets forth the cash compensation earned by the executive officers of Bancshares during each of the years ended December 31, 1995, December 31, 1994 and December 31, 1993:

                           Summary Compensation Table

                                                      Long-Term
                                                     Compensation
                                                     ------------
                                                        Awards
                                                     ------------
                                       Annual         Securities
       Name and                     Compensation      Underlying       All Other
       Principal                    ------------       Options/       Compensation
       Position            Year      Salary ($)      SARs (#)(1)         ($)(2)
-----------------------    ----     ------------     ------------     ------------
Robert F. Lowe             1995        175,000         12,500/0           6,873
  President and CEO        1994        167,800         12,500/0           3,632
                           1993        158,800         10,000/0           2,480
Monty J. Oliver            1995        110,000          5,000/0           4,839
  Secretary and            1994        106,000          5,000/0           2,385
  Treasurer                1993        102,000          4,000/0           1,632
Ronald J. Meadley          1995        110,000          5,000/0           3,196
  Vice President and       1994        106,000          5,000/0           2,385
  Assistant Secretary      1993        102,000          4,000/0           1,632
H. Franklin Sherron, Jr.   1995         97,000          5,000/0           3,354
  Vice President and       1994         91,000          5,000/0           2,047
  Assistant Secretary      1993         85,000          4,000/0           1,360

---------------

(1) The information concerning options does not give effect to the 25% stock split in the form of a stock dividend paid on February 15, 1996.

(2) Compensation set forth in this column represents the following for 1995 (i) amounts contributed by the Bank for the account of the executive officers under the Lexington State Bank Employees Savings Plus Plan, as follows: Mr. Lowe, $4,620; Mr. Oliver, $3,196; Mr. Meadley, $3,196; and Mr. Sherron, $2,819; and (ii) life insurance premiums paid by Bancshares, as follows: Mr. Lowe, $2,253; Mr. Oliver, $1,643; and Mr. Sherron, $535.

The following table sets forth certain information regarding the stock options granted to the executive officers of Bancshares in 1995. In addition, in accordance with the rules of the Securities and Exchange Commission (the "SEC"), there are shown the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annually compounded Common Stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                    Option/SAR Grants in Last Fiscal Year(1)

                                  Individual Grants                      Potential
                  --------------------------------------------------     Realizable
                                   Percent                            Value at Assumed
                   Number of       of Total                           Annual Rates of
                   Securities      Options/     Exercise                Stock Price
                   Underlying    SARs Granted      or                   Appreciation
                    Options/     to Employees     Base                for Option Term
                      SARs        in Fiscal      Price    Expiration  ----------------
      Name        Granted(#)(2)      Year        ($/Sh)      Date      5%($)   10%($)
----------------- ------------   ------------   --------  ----------  -------  -------
Robert F. Lowe      12,500/0         30/0         $ 18      05/04/05  141,501  358,592
Monty J. Oliver      5,000/0         12/0         $ 18      05/04/05   56,600  143,436
Ronald J. Meadley    5,000/0         12/0         $ 18      05/04/05   56,600  143,436
H. Franklin
  Sherron, Jr.       5,000/0         12/0         $ 18      05/04/05   56,600  143,436

---------------

(1) The information concerning options does not give effect to the 25% stock split in the form of a stock dividend paid on February 15, 1996.
(2) Options become exercisable in installments of 20% on each anniversary date following the date of grant, and thereafter may be exercised in whole or in part at any time prior to the expiration date.

The following table sets forth certain information regarding stock options exercised during 1995 by the executive officers of Bancshares, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares of Common Stock covered by both exercisable and unexercisable stock options as of December 31, 1995. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                        and FY-End Option SAR/Values(1)

                                                       Number of        Value of
                                                      Securities       Unexercised
                                                      Underlying      In-the-Money
                                                     Options/SARs     Options/SARs
                                                     at FY-End (#)    at FY-End ($)

                     Shares Acquired      Value      Exercisable/     Exercisable/
        Name         on Exercise(#)    Realized($)   Unexercisable    Unexercisable
-------------------- ---------------   -----------   -------------   ---------------
Robert F. Lowe            7,160           71,313     19,877/36,215   139,485/111,878
Monty J. Oliver           4,653           42,620      8,750/14,687     64,422/46,912
Ronald J. Meadley         4,653           49,135      8,750/14,687     64,422/46,912
H. Franklin Sherron, Jr.  4,653           50,345      8,750/14,687     64,422/46,912

---------------

(1) The information concerning options does not give effect to the 25% stock split in the form of a stock dividend paid on February 15, 1996.

PENSION PLAN

The Bank's Employees' Pension Plan is a non-contributory plan that covers all employees who work at least 1,000 hours annually, are at least 21 years old and have completed one year of service. The plan is a defined benefit plan, providing for benefits equal to .8 percent of final average monthly compensation, multiplied by years of credited service, plus .65 percent of final average monthly compensation in excess of the social security compensation amount, multiplied by years of credited service not to exceed 35 years. Final average compensation is the average of the five highest consecutive calendar years of compensation paid during the 10 calendar years preceding retirement. The compensation covered by the plan consists of base salary. A participant's accrued benefit is fully vested and non-forfeitable upon reaching age 65. If a participant terminates employment for any reason other than death, disability or retirement, the participant's accrued benefits will vest after five years of service. Benefits can be paid in a lump sum only if the distribution is $10,000 or less. Distributions over $10,000 must be paid in monthly payments. Benefits also are provided for early retirement, deferred retirement, disability retirement and death.

The following table shows estimated annual benefits payable upon retirement at age 65 to participants under the plan.

                               Pension Plan Table

                      Estimated Years of Credited Service
                    Annual Benefit Payable on Retirement(1)

  Five-Year Average
Salary at Retirement     15 Years     20 Years     25 Years     30 Years     35 Years
---------------------    --------     --------     --------     --------     --------
225,000                   30,255       40,339       50,424       60,509       70,594
200,000                   30,255       40,339       50,424       60,509       70,594
175,000                   30,255       40,339       50,424       60,509       70,594
150,000                   30,255       40,339       50,424       60,509       70,594
125,000                   24,817       33,089       41,362       49,634       57,907
100,000                   19,380       25,839       32,299       38,759       45,219
 75,000                   13,942       18,589       23,237       27,884       32,532
 50,000                    8,505       11,339       14,174       17,009       19,844

---------------

(1) Some of the amounts shown exceed the limits imposed by federal law for qualified plans.

Benefits payable as shown in the table are computed on a straight-life annuity basis. Such amounts are not subject to deduction for Social Security benefits or other amounts received by participants. Years of credited service for the persons named in the compensation table above are as follows: Mr. Lowe (25); Mr. Oliver (17); Mr. Meadley(16); and Mr. Sherron(5).

PERFORMANCE GRAPH

The following graph and table compare, for the five year period ended December 31, 1995, the cumulative return to shareholders of Bancshares with the Standard & Poor's 500 Stock Index and an index consisting of 21 major regional banks, assuming investment of $100 at the beginning of the period and the reinvestment of dividends.

                Comparison of Five Year Cumulative Total Return

                                      LSB                            Major
      Measurement Period          Bancshares,       S&P 500        Regional
    (Fiscal Year Covered)            Inc.          Composite         Banks
12/31/90                                100.00          100.00          100.00
12/31/91                                132.42          130.47          178.89
12/31/92                                237.23          140.41          227.81
12/31/93                                250.00          154.56          241.52
12/31/94                                287.82          156.60          228.59
12/31/95                                323.73          215.45          359.93

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

The following report of the Stock Option and Compensation Committee of the Board of Directors of Bancshares provides information with respect to the compensation paid to Bancshares' Chief Executive Officer, Robert F. Lowe, and to its executive officers in general.

Bancshares' executive compensation program is administered by the Stock Option and Compensation Committee (the "Committee") of the Board of Directors of Bancshares. The Committee is composed of the individuals listed below, each of whom is a non-employee director of Bancshares. Bancshares' compensation program for executive officers consists of the following elements: annual salary; annual grants of options under the 1986 Employee Incentive Stock Option Plan (the "1986 Option Plan"); and annual matching contributions under the Lexington State Bank Employees Savings Plus Plan (the "Bank Savings Plan"). The Committee grants stock options under the 1986 Option Plan for management employees and recommends to Bancshares' Board of Directors the salary levels for executive officers. The Board of Directors of the Bank determines matching contributions under the Bank Savings Plan.

Bancshares' executive compensation program is designed to enable Bancshares to attract, retain and reward executive officers. The Committee intends to keep compensation levels competitive with the Bank's primary competitors. Historically, Bancshares' executive compensation program has not included performance thresholds or other measures that directly relate base salaries to operating performance.

In 1995, the Committee concluded a comprehensive review of Bancshares' executive compensation program with the assistance of compensation consultants on matters pertaining to the strategy, structure and administration of Bancshares' executive compensation program. As a result of this review, certain modifications were made to Bancshares' executive compensation program to strengthen the linkage between executive compensation, Bancshares' and individual performance and shareholder interests. In the future, compensation for executives is expected to become more performance driven.

In accordance with this strategy, in February 1996, Bancshares' Board of Directors adopted the Management Incentive Plan (the "Incentive Plan"). Under the Incentive Plan, executive officers selected by the Committee may earn incentive payments if Bancshares achieves operating performance targets and the executive officers achieve individual performances objectives established by the Committee. The Committee believes the Incentive Plan will further motivate Bancshares' executive officers to attain Bancshares' business goals.

The following sections of this Report describe the compensation program for executive officers in effect in 1995.

Base Salary

Base salaries for executive officers are reviewed and approved by Bancshares' Board of Directors based upon recommendations by the Committee. The Committee recommends salaries based upon a range of salaries earned by executive officers of the Bank's primary competitors, although there is no predetermined point within such range at which the Committee targets salaries. In determining base salaries, the Committee does not establish performance thresholds or other measures that directly relate base salaries to operating performance.

The base salary earned by Bancshares' Chief Executive Officer, Robert F. Lowe, during 1995 reflects the base salary policies described above. Mr. Lowe's 1995 salary was at the midpoint of the range of salaries earned by the chief executive officers of the Bank's competitors. The Committee believes that Mr. Lowe's 1995 salary, which is a 4.3% increase over his 1994 salary, is modest in relation to Bancshares' performance and conservative in relation to salaries earned by executives of the Bank's primary competitors.

Stock Options

The Committee awards stock options to executive officers as a long-term incentive to align the executives' interests with those of other shareholders and to encourage significant stock ownership. Under the 1986 Option Plan, the Committee grants to eligible employees options to purchase Bancshares' Common Stock at a price equal to the fair market value of Bancshares' Common Stock on the date of grant. Eligible employees under the 1986 Option Plan are those key employees who, in the judgment of the Committee, are in a position to materially affect the profits of Bancshares and its subsidiaries by reason of the nature and extent of their duties.

In 1995, pursuant to the 1986 Option Plan the Committee granted options for 41,250 shares of Bancshares' Common Stock to employees of Bancshares and the Bank, including options for 12,500 shares granted to Mr. Lowe and 5,000 shares for each of Messrs. Oliver, Meadley and Sherron. The Committee has not adopted any objective criteria that relates the level of options granted to the executive officers to performance of Bancshares or the individuals. In approving the grant to Mr. Lowe, the Committee considered numerous factors including Bancshares' operating performance, Mr. Lowe's prior contributions and potential to contribute in the future and practices within the Bank's peer group with respect to granting options, although none of these factors was determinative.

The stock options become exercisable in one-fifth installments on each of the first five anniversaries of the date of grant. The option recipients, including Mr. Lowe, will receive value from these grants only if the price of Bancshares' Common Stock increases above the grant price.

Matching Contributions

The Bank Savings Plan is a voluntary defined contribution benefit plan designed to provide additional incentive and retirement security for eligible employees of the Bank. All Bank employees over the age of 21 are eligible to participate in the Plan. The executive officers of Bancshares participate in the Plan on the same basis as all other eligible employees of the Bank. Under the Bank Savings Plan, each eligible employee of the Bank may elect to contribute on a pre-tax basis to the Bank Savings Plan 2% to 10% of his or her compensation, subject to certain limitations that may lower the maximum contributions of more highly compensated participants.

At the beginning of each year, the Bank determines the amount of its matching contributions to be made during the year. In 1995, the Bank's matching contributions totalled $112,010, including $4,620 contributed to Mr. Lowe, $3,196 contributed to each of Messrs. Oliver and Meadley and $2,819 contributed to Mr. Sherron.

This report is submitted by the Stock Option and Compensation Committee of the Board of Directors of Bancshares.

        STOCK OPTION AND COMPENSATION COMMITTEE:

        Robert B. Smith, Jr.
        Margaret Lee W. Crowell
        Burr W. Sullivan
        Roberts E. Timberlake
        Julius S. Young, Jr.

COMPENSATION OF DIRECTORS

Members of the Board of Directors of Bancshares receive a fee of $150 for each meeting attended plus an annual retainer of $2,000. Each non-management director receives a fee of $100 for each committee meeting attended of Bancshares and the Bank and a fee of $100 for each meeting attended of the Board of Managers for branches of the Bank. Each year Bancshares also grants each non-management director a five-year option to purchase 500 shares of Common Stock. The exercise price of each option is the fair market value of Common Stock. The option is granted on the date of the annual shareholders' meeting.

In addition, directors may participate in Bancshares' Deferred Compensation Plan for Directors, under which a director may defer a designated amount of his or her annual compensation until he or she retires, dies while still a director, becomes permanently disabled or otherwise discontinues service as a director. Interest on each director's deferred account is credited at the end of each month at a rate of six percent per annum. Each director's interest in the plan is nonassignable, although each director may name a beneficiary to receive his or her deferred compensation in the event of the director's death.

During the last fiscal year, each director allocated 100% of his or her 1995 director's fees to his or her individual account, with the exception of Mr. Grubb who did not defer his 1995 director's fees.

SECTION 16 REPORTING DELINQUENCIES

Section 16(a) of the Securities Exchange Act of 1934 requires Bancshares' executive officers, directors and persons who beneficially own more than ten percent of the outstanding shares of Common Stock to file with the SEC reports disclosing their initial ownership of Common Stock as well as subsequent reports disclosing changes in such ownership. To Bancshares' knowledge, based solely on a review of copies of such reports furnished to Bancshares and written representations that no other reports were required during the year ended December 31, 1995, Bancshares' executive officers and directors complied with all Section 16(a) filing requirements, except that (i) Mr. Timberlake filed one late report with respect to his purchase of shares of Common Stock and (ii) Mr. Young filed one late report with respect to his purchase of shares of Common Stock and one late report with respect to his sale of shares of Common Stock.

                              CERTAIN TRANSACTIONS

Certain directors and officers of Bancshares and companies with which directors or officers are associated are customers of the Bank and as such may from time to time borrow from the Bank within prescribed limitations. Any such loans and commitments are made in the ordinary course of business, on terms no more favorable, including interest rates and collateral, than those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The indebtedness of all directors and officers as a group represents 10.9 percent of Bancshares' shareholders' equity.

                         INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of Bancshares has appointed the firm of Turlington and Company, Certified Public Accountants, for the purpose of auditing the financial statements of Bancshares and its subsidiaries for the year 1996, and shareholders are being asked to ratify this appointment. Turlington and Company has been employed in this capacity by Bancshares since 1982. Fees charged by this firm are furnished at rates and upon terms that are customarily charged by other independent auditing firms. A representative of the firm will be present at the Annual Meeting with an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

                       1996 OMNIBUS STOCK INCENTIVE PLAN

Bancshares proposes that the shareholders approve the 1996 Stock Incentive Plan. The 1996 Stock Incentive Plan was adopted by Bancshares' Board of Directors on February 13, 1996, subject to the approval of Bancshares' shareholders. Upon approval of the 1996 Stock Incentive Plan by the shareholders, no further grants will be made under the 1986 Employee Incentive Stock Option Plan.

The purposes of the 1996 Stock Incentive Plan are (i) to assist Bancshares in recruiting and retaining officers and key employees with ability and initiative,
(ii) to provide greater incentive for officers and key employees and (iii) to associate the interests of officers and key employees with those of Bancshares and its shareholders though opportunities for increased stock ownership.

The principal features of the 1996 Stock Incentive Plan are summarized below. This summary is subject in all respects to the terms of the 1996 Stock Incentive Plan. Bancshares will provide promptly, upon request and without charge, a copy of the full text of the 1996 Stock Incentive Plan to each person to whom this proxy statement is delivered. Requests should be directed to: Monty J. Oliver, Secretary, LSB Bancshares, Inc., One LSB Plaza, Lexington, North Carolina 27292.

Summary

The Stock Option and Compensation Committee will administer the 1996 Stock Incentive Plan. The Stock Option and Compensation Committee may delegate its authority to one or more officers of Bancshares. However, the Stock Option and Compensation Committee may not delegate its authority with respect to employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended. As used in this summary, the term "Administrator" means the Stock Option and Compensation Committee and any delegate, as appropriate.

Each employee of Bancshares or a related entity is eligible to participate in the 1996 Stock Incentive Plan. The Administrator will select the employees who will participate in the 1996 Stock Incentive Plan ("Participants"). The Administrator may, from time to time, grant stock options, stock appreciation rights ("SARs") or shares of Stock Awards to Participants. No person may participate in the 1996 Stock Incentive Plan while he is a member of the Stock Option and Compensation Committee.

Options granted under the 1996 Stock Incentive Plan may be incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles the Participant to purchase Common Stock from Bancshares at the option price. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than the fair market value of a Common Stock on the date of the grant in the case of an ISO, or less than 85% of the fair market value of a Common Stock on the date of the grant in the case of a nonqualified stock option. The option price may be paid in cash or, with the Administrator's consent, with Common Stock or a combination of cash and Common Stock, or in installments. The expiration date of options will be determined by the Administrator at the time of grant; the maximum period for options that are ISOs is 10 years. The Administrator may provide that an option that is not an ISO may be transferred to members of a Participant's family.

SARs generally entitle the Participant to receive the excess of the fair market value of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a Common Stock on the date of grant. The 1996 Stock Incentive Plan provides that the Administrator may prescribe that the Participant will realize appreciation on a different basis than described in the preceding sentences. For example, the Administrator may limit or increase the amount of appreciation that may be realized upon the exercise of an SAR. The Administrator may provide that SARs may be transferred in accordance with Section 16 of the Securities Exchange Act of 1934, as amended.

SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates.

Participants may also be awarded shares of Common Stock pursuant to Stock Awards. The Administrator, in its discretion, may prescribe that a Participant's rights in a Stock Award is both nontransferable and forfeitable unless and until certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with Bancshares for a specified period or that Bancshares or the Participant achieve stated objectives.

A maximum of 250,000 shares of Common Stock may be issued upon the exercise of options and SARs and the grant of Stock Awards under the 1996 Stock Incentive Plan. As an additional limitation, a maximum of 125,000 shares of Common Stock may be issued upon the grant of Stock Awards. These limitations will be adjusted, as the Administrator determines is appropriate, in the event of a change in the number of outstanding shares of capital stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. The terms of outstanding awards also may be adjusted by the Administrator to reflect such changes.

No option or SAR may be granted and no Stock Awards may be awarded under the 1996 Stock Incentive Plan after January 8, 2006. The Board of Directors of Bancshares may, without further action by shareholders, terminate or suspend the 1996 Stock Incentive Plan in whole or in part. The Board of Directors also may amend the 1996 Stock Incentive Plan, except that without shareholder approval no such amendment may increase the number of shares of Common Stock that may be issued under the 1996 Stock Incentive Plan or change the class of individuals who may be selected to participate in the 1996 Stock Incentive Plan.

Neither the number of individuals who will be selected to participate in the 1996 Stock Incentive Plan nor the type or size of awards that will be approved by the Administrator can presently be determined. Bancshares is also unable to determine the number of individuals who would have participated in the 1996 Stock Incentive Plan or the type or size of awards that would have been made under the 1996 Stock Incentive Plan had it been in effect in 1995.

Federal Income Tax Consequences

No taxable income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the fair market value of the Common Stock received upon such exercise and the option price.

No income is recognized by a Participant upon the grant of an SAR. The exercise of an SAR generally is a taxable event. The Participant generally must recognize income equal to any cash that is paid, plus the fair market value of Common Stock that is received, in settlement of an SAR.

Income is recognized on account of an award of Stock Awards when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the Participant recognizes income equal to the fair market value of the Stock Awards.

A Participant's employer (either Bancshares or an affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or SAR or the vesting of a Stock Awards award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock received upon the exercise of an ISO.

The Board of Directors UNANIMOUSLY recommends a vote FOR approval of the 1996 Stock Incentive Plan.

                        SHAREHOLDER PROPOSAL RELATING TO
                      MINIMUM SHARE OWNERSHIP BY DIRECTORS

Bancshares has been advised that W. Robert Koontz, 4630 W. Old U.S. 64, Lexington, North Carolina 27292, intends to introduce the following resolution at the meeting:

  "RESOLVED: That the shareholders of LSB Bancshares, Inc. recommend that the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following:

     "Beginning on the 1996 LSB Bancshares Annual Shareholders meeting, excluding those directors elected in 1994, 1995, 1996, each director before qualifying as a director of LSB Bancshares and at all times while serving as a director, excluding stock options, convertible securities and warrants, shall own 500 shares of common LSB Bancshares, Inc. Should any director fail to comply with this ownership requirement, such director shall have sixty (60) days from the date of non-compliance to again comply. Failure to again comply, shall result in disqualification and such director's position shall be declared vacant."

In support of the foregoing resolution, Mr. Koontz states:

  "REASONS: One of the most important issues before the American people today is accountability. In our government, our schools, our legal system and our corporations, we have lost accountability. Every one wants to be under the umbrella of tenure, seniority, guarantee, and Golden Parachutes. Why would management or the Board of Directors object to its directors being mandated to own 500 shares? Generally speaking, corporate management has created a monopoly. It does not matter if a director knows anything about banking or financial matters, just as long as he/she has a degree from a prestigious school or a relationship with the officers or other directors. I am not suggesting that the Board of Directors invest in 500 shares in some new or unproven company, but a company with solid assets. If the Board of Directors does not have confidence in themselves to direct LSB profitably, surely they should not serve on the Board of Directors of LSB Bancshares.

  "If you AGREE, please mark your proxy FOR a beginning to Accountability."

The Board of Directors UNANIMOUSLY recommends a vote AGAINST the above proposal.

Mr. Koontz's resolution is substantially identical to a resolution he introduced at each of the 1993, 1994 and 1995 Annual Meetings. Shares representing less than 15% of the outstanding Common Stock were voted in favor of Mr. Koontz's resolution at each of the three previous shareholders' meetings.

The Board of Directors of Bancshares does not believe that minimum share ownership requirements for directors of Bancshares will serve any useful purpose. Under North Carolina law, each director of Bancshares who is also a director of the Bank is required to own shares of Common Stock having an aggregate book value of at least $1,000, or 53 shares at December 31, 1995. The Board of Directors of

Bancshares continues to believe that minimum share ownership requirements for directors, over and above those imposed by North Carolina law, would not benefit Bancshares but would unnecessarily restrict Bancshares' ability to attract and retain qualified candidates to serve as directors of Bancshares.

In addition, the Board of Directors believes that the reasons given by Mr. Koontz in support of his proposal are untrue as applied to the members of the Board of Directors of Bancshares. The Board of Directors believes that historically there has been no relationship between a director's contributions to Bancshares and the level of his or her investment in Common Stock. Moreover, contrary to Mr. Koontz's statements, directors of Bancshares are not selected on the basis of their relationships with other directors or officers, the schools they attended or any other improper factors. Directors are nominated by the Board of Directors, and elected by the shareholders of Bancshares, on the basis of their experience, individual accomplishments, knowledge, ability, judgment and a number of other factors that may or may not include a special knowledge of the banking industry. Bancshares has for a number of years sought to maintain diversity on its Board of Directors, and the current composition of the Board reflects this policy. Bancshares believes a diverse group of directors will enhance the perspectives and collective talents of Board members and allow the Board to better manage all facets of the business and affairs of Bancshares. Accordingly, based on these facts, the Board of Directors strongly believes Mr. Koontz's proposal is without merit and should not be supported by the shareholders.

The shareholder proposal set forth above will be approved if the number of votes cast "for" such proposal exceeds the number of votes cast "against" such proposal.

                            SHAREHOLDERS' PROPOSALS

Any shareholder proposal to be included in the proxy materials relating to the 1997 Annual Meeting must be received by the Secretary of Bancshares, One LSB Plaza, Lexington, North Carolina 27292, by November 13, 1996.

In addition to any other applicable requirements, for business to be properly brought before the 1997 Annual Meeting by a shareholder even if the proposal is not to be included in Bancshares' proxy statement, pursuant to Bancshares' bylaws, the shareholder must give notice in writing to the Secretary of Bancshares not later than January 12, 1997. As to each matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for addressing it at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the number of shares of Common Stock owned of record and beneficially by such shareholder and (iv) any material interest of the shareholder in such business.

                                 OTHER MATTERS

The Board of Directors of Bancshares knows of no other matters intended to be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                             Robert F. Lowe, President
                                             March 13, 1996

                                                                      Appendix A


                              LSB BANCSHARES, INC.

                       1996 OMNIBUS STOCK INCENTIVE PLAN

ARTICLE I                              DEFINITIONS

                   1.01.               Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.02.               Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.03.               Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.04.               Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.05.               Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.06.               Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.07.               Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.08.               Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.09.               Corresponding SAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.10.               Exchange Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.11.               Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.12.               Initial Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.13.               Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.14.               Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.15.               Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.16.               SAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.17.               Stock Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II                             PURPOSES

ARTICLE III                            ADMINISTRATION

ARTICLE IV                             ELIGIBILITY

ARTICLE V                              STOCK SUBJECT TO PLAN

                   5.01.               Shares Issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                   5.02.               Aggregate Limit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   5.03.               Reallocation of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VI                             OPTIONS

                   6.01.               Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   6.02.               Option Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   6.03.               Maximum Option Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   6.04.               Nontransferability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   6.05.               Transferable Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                   6.06.               Employee Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                   6.07.               Exercise   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   6.08.               Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   6.09.               Installment Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   6.10.               Shareholder Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   6.11.               Disposition of Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE VII                            SARS

                   7.01.               Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   7.02.               Maximum SAR Period.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   7.03.               Nontransferability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   7.04.               Transferable SARs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   7.05.               Employee Status.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   7.06.               Exercise   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   7.07.               Settlement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   7.08.               Shareholder Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VIII                           STOCK AWARDS

                   8.01.               Award.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   8.02.               Vesting.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   8.03.               Performance Objectives.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   8.04.               Employee Status.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   8.05.               Shareholder Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IX                             ADJUSTMENT UPON CHANGE IN
                                       COMMON STOCK

ARTICLE X                              COMPLIANCE WITH LAW AND
                                       APPROVAL OF REGULATORY BODIES

ARTICLE XI                             GENERAL PROVISIONS

                   11.01.              Effect on Employment and Service.  . . . . . . . . . . . . . . . . . . . . . .  19
                   11.02.              Unfunded Plan.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   11.03.              Rules of Construction.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE XII                            AMENDMENT

ARTICLE XIII                           DURATION OF PLAN

ARTICLE XIV                            EFFECTIVE DATE OF PLAN

                                  ARTICLE I

                                 DEFINITIONS


1.01. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02. Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.03. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award or an Option or SAR granted to such Participant.

1.04.              Board means the Board of Directors of the Company.

1.05. Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06. Committee means the Stock Option and Compensation Committee of the Board.

1.07. Common Stock means the common stock, $5.00 par value per share, of the Company.

1.08.              Company means LSB Bancshares, Inc.

1.09. Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.10. Exchange Act means the Securities Exchange Act of 1934, as amended.

1.11. Fair Market Value means, on any given date, the last sales price of a share of Common Stock as reported on the NASDAQ National Market System. The preceding sentence to the contrary notwithstanding, if the Common Stock is listed upon any established stock exchange, the Fair Market Value on any given day shall be the closing price of the Common Stock on such exchange. If the Common Stock was not traded on the NASDAQ National Market System or on an established stock exchange on such day, then the Fair Market Value is determined with reference to the next preceding day that the Common Stock was so traded.

1.12. Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant.

1.13. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.14. Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an Option, an SAR or a combination thereof.

1.15.              Plan means the LSB Bancshares, Inc. 1996 Omnibus Stock
Incentive Plan.

1.16. SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair

Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.17. Stock Award means Common Stock awarded to a Participant under Article VIII.

                                  ARTICLE II

                                   PURPOSES


                   The Plan is intended to assist the Company and each Affiliate in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of SARs and Stock Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

                                 ARTICLE III

                                ADMINISTRATION


                   The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Options and SARs upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable. In addition, the Administrator shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement, Option, SAR or Stock Award. All expenses of administering the Plan shall be borne by the Company.

                   The Committee, in its discretion, may delegate to one or more officers of the Company or the Executive Committee of the Board, all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of
Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.


                                  ARTICLE IV

                                 ELIGIBILITY


                   Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of the Plan) is eligible to participate in the Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company who are employees of the Company or an Affiliate may be selected to participate in the Plan. A member of the Committee may not participate in the Plan during the time that his participation would prevent the Committee from being "disinterested" for purposes of Securities and Exchange Commission Rule 16b-3 as in effect from time to time.

                                  ARTICLE V

                            STOCK SUBJECT TO PLAN


5.01. Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02. Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of SARs and Options and the grant of Stock Awards is 250,000 shares. The maximum aggregate number of shares that may be issued under the Plan as Stock Awards is 125,000 shares. The maximum aggregate number of shares that may be issued under the Plan and the maximum number of shares that may be issued as Stock Awards shall be subject to adjustment as provided in Article X.

5.03. Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with Common Stock, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs and Stock Awards to be granted under the Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs and Stock Awards to be granted under the Plan.


                                  ARTICLE VI

                                   OPTIONS


6.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.

6.02. Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than eighty-five percent (85%) of the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted.

6.03. Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

6.04. Nontransferability. Except as provided in Section 6.05, each Option granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as set forth in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Transferable Options. Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In addition to transfers described in the preceding sentence the Administrator may grant Options that are not incentive stock options that are transferable on other terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06. Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.07. Exercise. Subject to the provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for stock having a Fair Market (determined as of the date an Option is granted) exceeding $100,000. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Adminis-trator. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09. Installment Payment. If the Agreement provides, and if the Participant is employed by the Company on the date the Option is exercised, payment of all or part of the Option price may be made in installments. In that event the Company shall lend the Participant an amount equal to not more than ninety percent (90%) of the Option price of the shares acquired by the exercise of the Option. This amount shall be evidenced by the Participant's promissory note and shall be payable in not more than five equal annual installments, unless the amount of the loan exceeds the maximum loan value for the shares purchased, which value shall be established from time to time by regulations of the Board of Governors of the Federal Reserve System. In that event, the note shall be payable in equal quarterly installments over a period of time not to exceed five years. The Administrator, however, may vary such terms and make such other provisions concerning the unpaid balance of such purchase price in the case of hardship, subsequent termination of employment, absence on military or government service, or subsequent death of the Participant as in its discretion are necessary or advisable in order to protect the Company, promote the purposes of the Plan and comply with regulations of the Board of Governors of the Federal Reserve System relating to securities credit transactions.

                   The Participant shall pay interest on the unpaid balance at the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares acquired with cash borrowed from the Company shall be pledged to the Company as security for the repayment thereof. In the discretion of the Administrator, shares of stock may be released from such pledge proportionately as payments on the note (together with interest) are made, provided the release of such shares complies with the regulations of the Federal Reserve System relating to securities credit transactions then applicable. While shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and he shall have the right to vote such shares and to receive all dividends thereon.

6.10. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11. Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs
(i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

                                 ARTICLE VII

                                     SARS


7.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by such awards. For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02. Maximum SAR Period. The maximum period in which an SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Corresponding SAR that is related to an incentive stock option shall be exercisable after the expiration of ten years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an incentive stock option may provide that it is exercisable for a period less than such maximum period.

7.03. Nontransferability. Except as provided in Section 7.04, each SAR granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.

Except as set forth in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04. Transferable SARs. Section 7.03 to the contrary notwithstanding, the Administrator may grant transferable SARs to the extent that, and on such terms as may be permitted by, Securities Exchange Commission Rule 16b- 3 as in effect from time to time. In the event of any such transfer, Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities. The holder of an SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant.

7.05. Employee Status. If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

7.06. Exercise. Subject to the provisions of the Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.07. Settlement. At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.08. Shareholder Rights. No Participant shall, as a result of receiving an SAR award, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

                                 ARTICLE VIII


                                  STOCK AWARDS


8.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

8.02. Vesting. The Administrator, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. If a Stock Award is forfeitable and non-transferable upon its grant, the period of restriction shall be at least three years; provided, however, that the minimum period of restriction shall be at least one year in the case of a Stock Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Administrator.

8.03. Performance Objectives. In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, Fair Market Value or other criteria. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04. Employee Status. In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

8.05. Shareholder Rights. During the time a Stock Award is forfeitable, (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.
The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.


                                  ARTICLE IX

                    ADJUSTMENT UPON CHANGE IN COMMON STOCK


                   The maximum number of shares as to which Options, SARs and Stock Awards may be granted under the Plan, the terms of outstanding Stock Awards, Options, and SARs, and the per individual limitations on the number of shares or Units for which Options, SARs, and Stock Awards may be granted, shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

                   The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs and Stock Awards may be granted, the per individual limitations on the number of shares for which Options, SARs and Stock Awards may be granted or the terms of outstanding Stock Awards, Options or SARs.

                   The Committee may make Stock Awards and may grant Options and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article IX. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock

Awards or Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

                                  ARTICLE X

                           COMPLIANCE WITH LAW AND
                         APPROVAL OF REGULATORY BODIES


                   No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XI

                               GENERAL PROVISIONS


11.01. Effect on Employment and Service. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

11.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03. Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                  ARTICLE XII

                                   AMENDMENT


                   The Board may amend or terminate the Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants or (iii) the amendment materially increases the benefits that may be provided under the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Stock Award, Option, or SAR outstanding at the time such amendment is made.


                                  ARTICLE XIII

                                DURATION OF PLAN


                   No Stock Award, Option or SAR may be granted under the Plan after January 8, 2006. Stock Awards, Options, and SARs granted before that date shall remain valid in accordance with their terms.

                                  ARTICLE XIV

                             EFFECTIVE DATE OF PLAN


                   Options and SARs may be granted under the Plan upon its adoption by the Board, provided that no Option or SAR shall be effective or exercisable unless the Plan is approved by a majority of the votes of the Company's shareholders, voting either in person or by proxy, present, or represented, and entitled to vote, at a duly held shareholders' meeting within twelve months of such adoption. Stock Awards may be granted under the Plan upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.

                                                                                                                          APPENDIX B


 LSB BANCSHARES, INC.                        PROXY    This Proxy is solicited on behalf of the Board of Directors.
 ONE LSB PLAZA                               The undersigned hereby appoints Robert F. Lowe and Robert B. Smith, Jr. and each of
 LEXINGTON, NORTH CAROLINA 27292             them as proxies (and if the undersigned is a proxy, as substitute proxies), with power of substition,  hereby authorizes each of them to represent and to vote, as designated below, all of the es of LSB BANCSHARES, INC. held of record by the undersigned at the close of business on March 1, 1996, at the Annual Meeting of Shareholders to be held on April 17, 1996, at 1:00 p.m. at the Smith Young YMCA and any adjournments thereof.

1.  ELECTION OF DIRECTORS
    [ ] For all nominees named below                             [ ]     WITHHOLD AUTHORITY to vote for all nominees listed below
       (except as indicated to the contrary below)

    Leonard H. Beck, Samuel R. Harris, David A. Smith, Burr W. Sullivan and Peggy B. Barnhardt

                  (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE SUCH NOMINEE'S NAME IN THE
                   SPACE PROVIDED BELOW)

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The Board of Directors recommends a vote "FOR" proposal No. 2.
2.  PROPOSAL TO RATIFY THE APPOINTMENT OF TURLINGTON AND COMPANY, CERTIFIED PUBLIC ACCOUNTANTS, FOR THE YEAR ENDING
    DECEMBER 31, 1996.
                                           [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

The Board of Directors recommends a vote "FOR" proposal No. 3.
3.  PROPOSAL TO APPROVE THE LSB BANCSHARES, INC. 1996 OMNIBUS STOCK INCENTIVE PLAN.
                                           [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

The Board of Directors recommends a vote "AGAINST" proposal No. 4.
4.  SHAREHOLDER PROPOSAL BY W. ROBERT KOONTZ RELATING TO MINIMUM SHARE OWNERSHIP REQUIREMENTS FOR DIRECTORS.
                                           [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

5.  In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted for all the nominees for Director, for Proposals 2 and 3 and against Proposal 4.

    If a shareholder is a participant in the Shareholders Dividend Reinvestment Plan and Stock Purchase Plan, the proxy card represents the number of shares in the dividend reinvestment account as well as shares owned of record directly by the
    Shareholder.




                                                                 -------------------------------------------------------------
                                                                 Signature
                                                                 -------------------------------------------------------------
                                                                 Signature if held jointly

                                                                 Please sign exactly as name appears above.  When shares are held by joint owners, both should sign.  When signing as an executor, administrator, trustee or guardian, please sign in full corporate name by the president or other authorized officer.  If a
                                                                 partnership, please sign in the partnership name by an authorized person.


DATED:                                         , 1996
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Please mark, sign, date and return
the proxy card promptly using the
enclosed envelope.
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